UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2014

DST SYSTEMS, INC.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-14036	43-1581814
(Commission File Number)	(IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

(816) 435-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 17, 2014, DST Systems, Inc. (“DST”) entered into a Fifth Amendment (the “Fifth Amendment”) to the unsecured credit agreement dated as of April 16, 2010 with Bank of America and the other Lenders party thereto (as previously amended, the “Credit Agreement”) which, among other things as described in the Fifth Amendment, (a) provides that the transactions with the Argyros Group described in DST’s Form 8-K dated March 24, 2014 and other purchases for fair market value of DST common stock from the Argyros Group (“Argyros Transactions”) will not be considered transactions with an Affiliate under the Credit Agreement, (b) permits certain additional dispositions of Non-Operating Assets, the proceeds of which are used to make Restricted Payments in the Argyros Transactions, and (c) permits certain Restricted Payments made in connection with the Argyros Transactions.

In addition, on April 17, 2014, DST entered into a Consent Under Note Purchase Agreement (the “Consent”) with certain of the Purchasers party to the Note Purchase Agreement dated August 9, 2010 (the “Note Purchase Agreement”) under which the Required Holders consented to the Argyros Transactions and agreed that the Argyros Transactions and certain concurrent additional repurchases of DST common stock by DST from the Argyros Group will not be considered transactions with an Affiliate under the Note Purchase Agreement.

The above summaries do not purport to be complete and are qualified in their entirety by reference to the Company’s previous filings with respect to the Credit Agreement, as amended, and the Note Purchase Agreement, as well as the Fifth Amendment attached hereto as Exhibit 10.1 and the Consent attached here as Exhibit 10.2, each of which is incorporated herein by reference.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement or the Note Purchase Agreement, as applicable.

The information and comments in this Form 8-K may include forward-looking statements respecting the DST and its businesses. Such information and comments are based on DST’s views as of today, and actual actions or results could differ. There could be a number of factors affecting future actions or results, including those set forth in DST’s latest periodic financial report (Form 10-K or 10-Q) filed with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comments. Unless required by applicable laws and regulations, DST undertakes no obligation to update any forward-looking statements in this Form 8-K to reflect future events.

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ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits.

Exhibit Number	Description
10.1
Fifth Amendment to Credit Agreement, dated as of April 17, 2014, among DST Systems, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders party thereto.

10.2	Consent Under Note Purchase Agreement, dated as of April 17, 2014, among DST Systems, Inc. and the purchasers party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 23rd day of April, 2014.

DST SYSTEMS, INC.

By:	/s/ Gregg Wm. Givens
Name:	Gregg Wm. Givens
Title:	Senior Vice President, Chief Financial Officer and Treasurer

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